Registration No. 333-88958

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA
 (Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-2774727 (I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY (212) 525-5600 (Address of principal executive offices)	10018-2706 (Zip Code)

Warren L. Tischler, Senior Vice President
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

LODGENET ENTERTAINMENT CORPORATION
 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0371161 (I.R.S. Employer Identification No.)

3900 West Innovation Street Sioux Falls, South Dakota (605) 988-1000	57107 (Zip Code)
(Address of principal executive offices)

Senior Subordinated Notes due 2013
(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.
T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.
T1A(iii)		Not applicable.
T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2002) published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th of June, 2003.

HSBC BANK USA

By:	/s/ Deirdra N. Ross Deirdra N. Ross Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2005

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2002	(19980930)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

I, Gerald A. Ronning, Executive VP & Controller Name and Title of Officer Authorized to Sign Report	We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.	/s/ Youssef Nasr Director (Trustee)

/s/ Gerald A. Ronning Signature of Officer Authorized to Sign Report	/s/ Bernard J. Kennedy Director (Trustee)

2/14/03 Date of Signature	/s/ Sal H. Alfieri Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

(a) in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or	To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	0 0 5 8 9
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA Legal Title of Bank (TEXT 9010)

Buffalo

City (TEXT 9130)

N.Y. 14203

State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA	of Buffalo

Name of Bank	City

in the state of New York, at the close of business December 31, 2002

		Thousands of dollars

ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,079,940
b. Interest-bearing balances		707,840
Held-to-maturity securities		4,372,512
Available-for-sale securities		13,701,218
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		600,000
b. Securities purchased under agreements to resell		2,142,943
Loans and lease financing receivables:
Loans and leases held for sale		$2,490,206
Loans and leases net of unearned income	$41,038,074
LESS: Allowance for loan and lease losses	491,801
Loans and lease, net of unearned income, allowance, and reserve		$40,546,273
Trading assets		13,243,465
Premises and fixed assets		723,647
Other real estate owned		14,823
Investments in unconsolidated subsidiaries		245,614
Customers’ liability to this bank on acceptances outstanding		98,526
Intangible assets: Goodwill		2,224,573
Intangible assets: Other intangible assets		404,242
Other assets		2,819,947
Total assets		86,415,769

LIABILITIES

Deposits:
In domestic offices		40,034,925
Non-interest-bearing	5,682,618
Interest-bearing	34,352,307
In foreign offices		20,129,661
Non-interest-bearing	397,743
Interest-bearing	19,731,918
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		656,181
b. Securities sold under agreements to repurchase		552,583
Trading Liabilities		7,696,329
Other borrowed money		5,361,189
Bank’s liability on acceptances		98,526
Subordinated notes and debentures		1,549,034
Other liabilities		3,048,561

Thousands of dollars

Total liabilities	79,126,989
Minority Interests in consolidated Subsidiaries	173
EQUITY CAPITAL

Perpetual preferred stock and related surplus	—
Common Stock	205,000
Surplus	6,454,612
Retained earnings	384,408
Accumulated other comprehensive income	244,587
Other equity capital components	—
Total equity capital	7,288,607
Total liabilities, minority interests and equity capital	86,415,769